CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 19, 2011, relating to the financial statements and financial highlights which appear in the November 30, 2010 Annual Reports to Shareholders of Delaware Investments Global Dividend and Income Fund, Inc and Delaware Enhanced Global Dividend and Income Fund which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the headings “Representations and Warranties by Target Fund” and “Representations and Warranties by Acquiring Fund” in these Proxy Materials and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements and Pro Forma Financial Statements” in this Statement of Additional Information on Form N-14 relating to Delaware Investments Global Dividend and Income Fund, Inc and Delaware Enhanced Global Dividend and Income Fund.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 23, 2011